EXHIBIT 10.07

                                 PROMISSORY NOTE
                                 ---------------

Amount $272,025.00                                                  July 2, 2007

         The Sagemark Companies, Ltd., a New York corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 (herein called the "Company"), for good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged by the Company, hereby promises to pay to Robert L. Blessey, an individual with offices at 51 Lyon Ridge Road, Katonah, New York 10536 ("Payee"), on the 30th day of June, 2008 (the "Maturity Date"), the principal sum of Two Hundred Seventy Two Thousand Twenty Five Dollars ($272,025) (the "Principal"), without interest on such Principal.

         1. Payment Terms. The Company shall unconditionally and irrevocably pay to the Payee, without set-off or deduction, the Principal of this Note on the earlier of the Maturity Date or the Termination Date (hereinafter defined), and subject to mandatory prepayment of the Principal as hereinafter provided. The Principal shall not bear interest thereon.

         2. Acceleration. In the event of any Event of Default (hereinafter defined) under this Note, the Principal shall become immediately due and payable, upon demand by Payee. All payments received by Payee after an Event of Default under this Note will be applied first to the costs referred to in Section 7 hereof and next to the Principal of this Note.

         3. Place and Manner of Payment. All payments of Principal under this Note (and all other amounts payable hereunder) shall be made to Payee on or before the due date thereof at the address of Payee set forth above or, at Payee's request, to Payee at such other place as Payee may, from time to time, designate. If any payment hereunder becomes due on a Saturday, Sunday or legal holiday, such payment shall become due on the next business day. All payments of Principal under this Note shall be deemed made only upon receipt by Payee.

         4.       Prepayment.
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                  (a)      So long as no Event of Default has occurred or is
continuing, the Company may, at its option, at any time or from time to time prior to the Maturity Date or the Termination Date, on five (5) days prior notice to Payee, prepay all or any portion of the outstanding Principal balance of this Note, without premium or penalty.

                  (b) Notwithstanding any provision of this Note to the contrary, the Company will prepay the Principal of this Note to Payee as follows:

                           (i)      Twenty Thousand Dollars ($20,000) against
the Principal balance of this Note within not more than ten (10) business days of the Company's receipt from Trident Advisors, Inc., of the next installment of principal and/or interest under the July 11, 2006 Secured Promissory Note of Trident Advisors, Inc. to the Company; and

                           (ii)     Twenty Thousand Dollars ($20,000) against
the Principal balance of this Note within not more than ten (10) business days of the Company's receipt of the proceeds from the next sale to investors of any equity or debt securities of the Company (including the proceeds from any conversion of outstanding options or warrants of the Company); and

                           (iii)    The then outstanding Principal balance of
this Note within not more than ten (10) business days of the Company's (or any subsidiary thereof) receipt of the proceeds from the next sale to investors of Seven Million Five Hundred Thousand Dollars ($7,500,000) or more of any equity or debt securities of the Company or any such subsidiary.

         5.       Default.
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                  (a)      If one or more of the following events shall occur
for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), each such event shall, for purposes of this Note, be deemed an "Event of Default":

                           (i)      default by the Company in the payment of the
Principal of this Note, as and when the same shall become due and payable, whether at Maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                           (ii)     default by the Company in the performance or
observance of any other covenant, agreement, term or condition contained herein, or of any representation or warranty of the Company hereunder, if such default shall not have been cured or remedied within ten (10) days after notice thereof shall have been given to the Company by Payee; or

                           (iii)    the Company's making of an assignment for
the benefit of its creditors; or

                           (iv)     the entry of a final order, judgment or
decree adjudicating the Company bankrupt or insolvent; or

                           (v)      the Company's petitioning or applying to any
court of competent jurisdiction or other tribunal for the appointment of a trustee or receiver of the Company, or of any substantial part of the assets or properties of the Company, or the commencement by the Company of any proceedings

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

relating to the Company under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or similar law of any jurisdiction whether now or hereafter in effect; or the filing of any such petition or application, or the commencement of any such proceedings, against the Company, if the Company by any act indicates its approval thereof, consents or acquiesces therein, or the entry of any order, judgment or decree appointing any such trustee or receiver, or approving the petition in any such proceedings, if such order, judgment or decree remains unstayed or unbonded for more than thirty (30) days after the entry thereof; or

                           (vi)     the entry of any order, judgment or decree
in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of a substantial part of the assets of the Company, if such order, judgment or decree remains unstayed or unbonded for more than thirty
(30) days after the entry thereof; or

                           (vii)    the termination of the services of Payee as
either General Counsel to or Secretary of the Company.

                  (b) Upon the occurrence of an Event of Default, Payee may, by notice to the Company, declare the Principal of this Note then outstanding to be immediately due and payable, and upon any such notice the same shall become and be immediately due and payable, notwithstanding anything contained in this Note to the contrary (the "Termination Date").

         6. Waiver of Presentment, Demand and Notice. The Company hereby waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the terms of this Note (except as specifically provided elsewhere in this Note) and the Company hereby agrees that its liability under this Note shall be irrevocable and shall be without regard to the liability of any other party, including any guarantor of this Note, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. The Company hereby agrees that additional makers, endorsers, guarantors or sureties may become parties to this Note without notice to the Company and without affecting the Company's liability hereunder.

         7. Costs of Collection. In the event that Payee shall commence any legal action or proceeding to enforce the terms of this Note, Payee shall be entitled to recover from the Company, upon demand, all costs and expenses incurred by Payee in connection therewith (including, without limitation, all of Payee's attorneys' fees and disbursements), together with interest on any judgment obtained as a result thereof, at the then prevailing legal rate of interest, all as ordered by a court of competent jurisdiction.

         8. Remedies Cumulative. The rights and remedies of Payee provided in this Note shall be cumulative and concurrent and exclusive of all rights and remedies provided by law or in equity and Payee may, at his election, pursue his rights and remedies against the Company hereunder or thereunder, singly,

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

successively, or together, at the sole discretion of Payee, and all of such rights and remedies may be exercised separately as often as occasion therefor shall occur. The failure of Payee to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         9. Severability; Lawful Interest. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be unaffected thereby.

         10. No Waiver by Payee. Payee shall not be deemed, by any act of omission or commission, to have waived any of his rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in any such writing. A waiver of one event shall not be construed as continuing or constitute a bar to or waiver of any right or remedy with respect to a subsequent event.

         11. Modification; Governing Law. The provisions of this Note represent the entire agreement and understanding of the Company and Payee with respect thereto and may not be modified or amended except by an instrument in writing signed by the party to be bound thereby. This Note and the respective rights and obligations of the Company and Payee hereunder shall be governed by and construed in accordance with the laws of New York with respect to contracts made and to be fully performed therein and without regard to the principles of conflicts of laws thereof.

         12. Notices. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally or by nationally recognized overnight courier, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses set forth on the first page of this Note with copies to the Company to George W. Mahoney, Chief Financial Officer, at 4710 N.W. Boca Raton Blvd., Boca Raton, Florida 33431 (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision). All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered or delivered by a nationally recognized overnight courier, as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

         13. Binding Effect. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Payee and his successors, assigns, heirs, administrators, executors and personal representatives. The Company shall not have the right to assign this Note, or any of its obligations hereunder, without the written consent of Payee, which consent shall be within Payee's sole and absolute discretion.

         14. Authorization. The Company hereby represents and warrants to Payee that this Note has been duly authorized by all requisite corporate action of the Company and is a legal and binding obligation of the Company enforceable in accordance with its terms.

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

         15. Further Assurances. The Company hereby agrees that, at any time and from time to time after the date hereof, upon the reasonable request of Payee, it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Note.

         IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Note to be signed in its name by its duly authorized officer and to be dated the day and year above written.


                                       THE SAGEMARK COMPANIES, LTD.

                                       By: /s/ RONALD LIPSTEIN
                                           -------------------------------------
                                           Ronald Lipstein, President and
                                           Chief Executive Officer



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